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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51989, 333-26755, 333-16445, 333-16463,
333-82901, 333-91348) of ALLETE, Inc. of our report dated January 20, 2003 relating to the consolidated financial statements, which appears on page 56 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the financial statement schedule, which appears on page 78 of this Form 10-K.


     We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-02109, 333-40797, 333-58945, 333-41882, 333-54330, 333-57104, 333-71320, 333-91346) of
ALLETE, Inc. of our report dated January 20, 2003 relating to the consolidated financial statements, which appears on page 56 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the financial statement schedule, which appears on page 78 of this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 13, 2003